EXHIBIT 16.1 TO FORM 8-K








March 26, 1997



Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C.   20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 26, 1997, of ABC Dispensing Technologies, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP












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